EXHIBIT 23.1


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Forms S-8 (Nos. 333-46320 and 333-46664) of Path 1 Network Technologies, Inc. of our report dated February 9, 2001, with respect to the consolidated financial statements of Path 1 Network Technologies, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2000.




                                              ERNST & YOUNG LLP

San Diego, California
March 26, 2001